 EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 20, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (December 2010 – November 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	3.0%	2.7%	-7.8%	-7.2%	-1.7%	-4.2%	0.6%	-4.2%	10.1%	-28.6%	-0.4	-0.5
B**	3.0%	2.6%	-8.3%	-7.8%	-2.3%	-4.8%	-0.1%	-4.8%	10.1%	-29.9%	-0.4	-0.6
Legacy 1***	3.1%	2.8%	-6.0%	-5.3%	0.4%	-2.1%	N/A	-2.1%	10.0%	-23.7%	-0.2	-0.3
Legacy 2***	3.1%	2.8%	-6.2%	-5.5%	0.2%	-2.4%	N/A	-2.4%	10.0%	-24.4%	-0.2	-0.3
Global 1***	3.0%	2.7%	-6.0%	-5.2%	0.8%	-2.0%	N/A	-2.0%	9.7%	-21.9%	-0.2	-0.3
Global 2***	3.0%	2.7%	-6.1%	-5.4%	0.6%	-2.2%	N/A	-2.2%	9.7%	-22.4%	-0.2	-0.3
Global 3***	3.0%	2.6%	-7.6%	-6.9%	-1.0%	-3.9%	N/A	-3.9%	9.7%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	3.3%	0.7%	3.4%	3.1%	16.2%	14.5%	7.5%	14.5%	11.9%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	0.7%	-1.4%	-1.7%	1.1%	1.7%	6.7%	6.9%	6.7%	11.5%	-15.5%	0.6	1.0

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					32%
Energy	10%	Short	Crude Oil	2.5%	Short	11%	Short	Crude Oil	2.5%	Short
			Natural Gas	2.5%	Short			Natural Gas	2.5%	Short
Grains/Foods	8%	Short	Corn	2.3%	Short	8%	Short	Corn	2.3%	Short
			Soybean Meal	0.9%	Short			Soybean Meal	0.9%	Short
Metals	13%	Short	Gold	4.5%	Short	13%	Short	Gold	4.5%	Short
			Silver	2.6%	Short			Silver	2.6%	Short
FINANCIALS	69%					68%
Currencies	22%	Long $	Euro	4.3%	Short	22%	Long $	Euro	4.3%	Short
			Japanese Yen	3.3%	Short			Japanese Yen	3.3%	Short
Equities	27%	Long	S&P 500	4.4%	Long	27%	Long	S&P 500	4.4%	Long
			DJ Eurostoxx 50 Index	3.5%	Long			DJ Eurostoxx 50 Index	3.5%	Long
Fixed Income	20%	Long	Bunds	3.4%	Long	19%	Long	Bunds	3.4%	Long
			Bobl	1.8%	Long			Bobl	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined slightly on U.S. dollar strength and continued elevated global supplies.  Natural gas markets declined as warmer weather decreased demand and data showed U.S. supplies were near all-time highs.

Grains/Foods
Corn prices rose slightly on better-than-expected export sales.  Coffee prices increased on strength in the Brazilian real; sugar prices were affected by the strength of the real and were also driven higher by lower-than-expected output from India, the world’s second largest sugar producer.  Lean hog markets rose, boosted by increased meat demand for the upcoming holidays.

Metals
Precious metals markets finished slightly lower in anticipation the Federal Reserve will raise interest rates next month.  Base metals moved lower amid a stronger dollar and continuing concerns over weakening demand from China.

Currencies
The U.S. dollar finished slightly higher against global counterparts on speculation of an interest rate hike in the U.S. next month.  The Australian and New Zealand dollars strengthened after bullish economic data from the region reduced the likelihood of an interest rate cut by either nation’s central bank.

Equities
U.S. equity markets rose due to strength in the U.S. defense sector and after the minutes from the most recent FOMC meeting supported a bullish outlook for the U.S. economy.  European equity markets rose after comments from the European Central Bank suggested a further interest rate cut would occur in December.

Fixed Income
Short-term Treasury markets finished lower after the Federal Reserve minutes were released and increased expectations of an interest rate hike.  U.K. fixed income markets rose slightly on continued forecasts for additional stimulus measures from the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.